Exhibit 10.3
Amendment to the
Trizec Properties, Inc.
2004 Long-Term Outperformance Compensation Program
(effective as of October 20, 2004)
          Trizec Properties, Inc. (the “Company”) hereby amends the Trizec Properties, Inc. 2004 Long-Term Outperformance Compensation Plan (the “OPP”) as follows:
          1. The definition of “Peer Group TRS” under Section 1.3 of the OPP hereby is deleted and replaced in its entirety with the following:
“Peer Group TRS” means the average total return to shareholders of the Peer Group calculated as of the Valuation Date in the same manner as the Company’s Total Return to Shareholders, and using as a Peer Group member’s share price on the Valuation Date the average closing price on the applicable exchange over the 20 trading days ending on the trading day immediately prior to the Valuation Date.
          2. The definition of “Share Price” under Section 1.3 of the OPP hereby is deleted and replaced in its entirety with the following:
“Share Price” is the average closing price of a Company Share as reported on the New York Stock Exchange over the 20 trading days ending on the applicable date of valuation; provided however, that, in the case of a Valuation Date described in subsection (ii) of the definition of Valuation Date (below), Share Price is the dollar value of the transaction consideration per Company Share.
          3. The definition of “Valuation Date” under Section 1.3 of the OPP hereby is deleted and replaced in its entirety by the following:
“Valuation Date” means, with respect to each Participant, the earliest of (i) the Measurement Date, (ii) the date of execution and delivery by the Company of an agreement providing for a Change in Control and (iii) the date of the Participant’s termination of employment due to the Participant’s death, Disability or Retirement.
          4. Section 2.2.4 of the OPP hereby is deleted and replaced in its entirety by the following:
2.2.4 Change in Control. Notwithstanding any other provision herein or in the Plan, (i) immediately prior the effective date of a Change in Control (and contingent on the consummation of such Change in Control), each Participant shall receive his or her Award Shares based on the applicable Valuation Date; and (ii) upon the effective date of the Change in Control, each Award shall immediately vest in full.
* * * * *
          This Amendment was duly adopted and approved by the Board of Directors as of the 4th day of June, 2006.

/s/ Ted R. Jadwin

Secretary of the Meeting